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The following is a transcript of an employee presentation and meeting conducted on September 22, 2006 by Veritas DGC, Inc. relating to the proposed merger of Veritas DGC Inc. and Compagnie Générale de Géophysique:

Town Hall Meeting: Video Web-cast script
Thierry Pilenko

September 22, 2006

FORWARD-LOOKING INFORMATION

This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These include statements as to expectations, beliefs and future financial performance, such as statements regarding our business prospects.  All of these are based on current information and expectations that are subject to a number of risks, uncertainties and assumptions.  These risks and uncertainties are more fully described in our reports filed with the Securities and Exchange Commission.  Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual outcomes may vary in material respects from those currently anticipated.

INVESTOR NOTICE

In connection with the proposed transaction, CGG and Veritas intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including the filing by CGG with the SEC of a Registration Statement on Form F-6 and a Registration Statement on Form F-4 (collectively, the “Registration Statements”), which will include a preliminary prospectus and related materials to register the CGG American Depositary Shares (“ADS”), as well as the CGG ordinary shares underlying such CGG ADSs, to be issued in exchange for shares of Veritas common stock, and Veritas and CGG plan to file with the SEC and mail to their respective stockholders a Proxy Statement/Prospectus relating to the proposed transaction. The Registration Statements and the Proxy Statement/Prospectus will contain important information about Veritas, CGG, the transaction and related matters. Investors and security holders are urged to read the Registration Statements and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus and other documents filed with the SEC by Veritas and CGG through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus when they become available from Veritas by contacting Investor Relations at +1 (832) 351-882 and from CGG by contacting Investor Relations at invrel@cgg.com or by telephone at +33 1 64 47 38 31.

Veritas and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Veritas in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Veritas’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on or about October 28, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Veritas by contacting Investor Relations at +1 (832) 351-882

CGG and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Veritas in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement / Prospectus described above. Additional information regarding these directors and executive officers is also included in CGG’s Form 20-F filed with the SEC on May 9, 2006. This document is available free of charge at the SEC’s web site at www.sec.gov and from CGG by contacting Investor Relations at invrel@cgg.com or by telephone at +33 1 64 47 38 31.

SCRIPT

Good morning, good afternoon and good evening to those of you in the Eastern Hemisphere. Thanks for joining.  I called this meeting as it has been a little over two weeks since we announced the definitive merger agreement between CGG and Veritas and I wanted to give you an update on activities over the past few weeks as well as let you know what we can expect over the weeks to come. As we progress through the closing process, I think it is important to keep ongoing and open communications and so I plan to hold update town-hall meetings like this one periodically through the process

Immediately after the announcement on September 5th the executive teams of CGG and Veritas began an intensive communication campaign focused on two key groups: employees, and the financial community - investors and shareholders.

The communication we delivered to our investors and shareholders included an overview of CGG’s strong results in their second quarter.  We confirmed the very robust trends in our industry and discussed the rationale for the combination of our two companies.  The key points in this discussion were around: the profile of the future CGG-Veritas company as a clear technology leader in the geophysical industry, the advantages of our combined scale and the fundamentals of the industry that will bring stockholders superior long-term value.

Over the past two weeks, CGG and Veritas had up to 3 teams communicating to investors in parallel in Europe and North America.  All the major external financial centers were visited. I personally participated with Robert Brunck, CEO of CGG in many group and one-on-one meetings in London, Paris, New York, Boston, Oslo and Bergen.  It was a VERY busy two weeks.

Overall, the reaction of the financial community was positive and the performance of the CGG stock compared to the main indexes of our sector since the announcement provides a good indicator to the market’s overall support.  Many of the financial institutions with whom we met were current shareholders of both companies and so they knew us well. When this was the case, it was a relatively straight forward exercise to present the complementarities between our two companies and the rationale about creating the seismic leader. As for the investors who did not know Veritas, I believe in general they were impressed by the quality of our operations, the leadership we have shown across all segments of our business and the advantages that our combined companies can provide.

If you are interested in reading what was presented both by CGG and Veritas during these road shows you will find our presentations on our respective websites under investor presentation.

While communicating with the investment community during the first two weeks was very important, we also knew that visiting Veritas and CGG offices to meet with employees was equally important. I assure you that the Veritas and the CGG management team know that it is impossible to achieve any of our goals, both as individual companies and certainly as a combined company without our people. Along this line, I will reiterate that the opportunity to combine our two companies is all about growth, and to accomplish this, one of our biggest challenges over the next 12 months will be to continue operating and growing our respective businesses and meeting our recruiting goals. Our people and their desire to be part of this opportunity and growth, is essential to our success.

The meetings with employees started in Houston with Veritas.  Robert Brunck presented to an extended group of Veritas managers. We then went to meet with the CGG employees in Houston.  Tim Wells and I had the opportunity to introduce ourselves and present Veritas.  In Oslo and Bergen, I met with the CGG employees at their office as well as during important ceremonies organized for the 75th anniversary of CGG.

In these meetings we presented a shortened set of the investor relations slides and answered as many questions as we could at that time.  As I mentioned in our first town-hall meeting, the culture of our company is one of open and direct communication and so I encourage you to ask questions and share your issues through management channels.  We understand and respect that this may be an uncertain time during which you may have questions.  It is our objective to provide as many answers to as many questions as we can as quickly as we have them.

The executive management team of CGG and Veritas also spent some time thinking about and discussing the operational structure of the future organization. The transition to a geographical organization in two hemispheres supported by product lines may seem very natural for Veritas, as we are already organized in regions and product-lines, but this change will require some progressive transformation at CGG. Though it is too early to talk about organization in any more detail, we made good progress on understanding what needs to be done.

In parallel to these communication efforts, we also started preparing the filings that are necessary as part of the closing process.  These include various anti-trust and competition act filings in several countries, and other regulatory filings in the U.S. and France.

We have made good progress in preparing the necessary information for these filings with the help of our respective legal advisors. I expect that we will file the first of our anti trust documents as early as next week.

Overall, I am very pleased with these first two weeks and believe we are off to a good start.

Next, I would like to talk about what I expect to happen over the next few weeks.

There are a lot of legal and other details with regard to the filings that are required.  We expect that all of the necessary work should be completed over the next two weeks to allow us to make the antitrust and other competition law filings.  And our current plan is that during the week of October 16th, we will also file the joint proxy with the SEC and the equivalent for the French AMF.  After all of these filings are made, we will respond to any questions or requests for additional information the various agencies may have.

Communication with investors, shareholders and analysts will continue in the weeks to come, but at a slower pace than in the past two weeks.  Communications to our staff, on the other hand, will increase.  On Monday September 25th, Robert Brunck and I will visit the Veritas office in Crawley and subsequently, Robert Brunck, Robert Hobbs and I will visit the CGG office in London. On Tuesday we will be meeting and presenting to the employees of CGG in Massy, South of Paris. Robert Brunck, Christophe Pettennati and I also plan to be in Singapore and KL on October 16th and 17th.

Other office visits will be scheduled before year end.

Business as usual here at Veritas is proceeding.  We plan to file our annual results — our 10-K for the fiscal year 2006 — on October 4th.  We will hold our usual investor’s conference call on October 5th as well as our board meeting on October 10th as previously planned.

With the assistance of our legal advisors, we are identifying the areas where CGG and Veritas can start planning for the integration of our two companies, areas for example such as Accounting, Information Systems and HR. I anticipate that integration work groups will be set up the week of October 2nd.  We will communicate the groups and the scope of these integration projects once defined.

At this early stage our schedule shows that we may be able to close very late in December, but more likely sometime in January 07.  This obviously depends on how quickly the regulatory process moves.

It is important to remember that during this closure period, we must continue to work as independent companies and that our most important focus should be on our customers. I can understand both from a Veritas and CGG perspective, the desire to want to begin working together, put the organization in place, talk about common projects …etc., but we just cannot do that legally. We have to operate independently until Closing.

Veritas will continue to make business decisions independently and according to the business plan we prepared in June. For example, this week we approved additional DSU channels for Canada Land Operations, we also signed the charter for the vessel which will replace the SeisQuest next year and our data libraries projects and commitments continue as before.

On the same topic we have major shows in all regions over the closing timeframe, the SEG, Petex and APPG-I to name a few.  These shows are always an opportunity to exchange information with all industry stakeholders.  And this year is no different. However, let me stress that interaction with CGG during the show should be the same as it has always been — we are independent companies.  Also, if anyone else, as an example a member of the press or an investor, asks any questions about the merger agreement, please refer them to the Sr. Manager present.

We have received several questions about bonuses and I’d like to clarify for you that as I mentioned in my previous communication, the 2006 performance bonuses will be paid as usual in October after compensation committee approvals. The fiscal 2007 bonus will be calculated as if target was earned for the period between August 1st and Closing. We will accrue and pay that bonus accordingly.  Again for clarity, there will be a bonus during the “closing period” in 2007 and that bonus will be calculated at target without regard to individual goals.

New targets for the combined CGG-Veritas entity will be established for calendar 2007 and the details of the incentive plan will be communicated when appropriate.

In conclusion, I’d like to share with you an experience I had last week, while I was in Oslo visiting the CGG processing center.  Right after the presentation to the employees one geophysicist approached me and said “this is great: when can we start exchanging ideas about PSDM because you guys have a strong reputation there….”  Well, I had to tell him that he had to wait for a few months before we could do this….  But more generally this trip to Norway was a real eye opener for me. As you know Veritas has a very limited presence in Norway which we are trying to expand.  I discovered that CGG, partly through the acquisition of Multi-wave, has developed a great relationship with the business community in Norway from dedicated centers in Stavanger to the signature of a research cooperation agreement on 4D seismic with the University of Bergen.

These relationships were particularly visible at CGG’s 75th anniversary ceremony in Bergen which was attended by more than several hundred people representing customers, suppliers, employees and officials of the city of Bergen. This is a great example of geographical and business synergies between our two companies.

And through the various interactions I had with CGG in the past 2 weeks, I also found that both our cultures are built on a passion for geoscience, geophysical excellence and strong respect for people.  This fundamental similarity I found to be very encouraging as we look to combining our two companies.

Thanks again for attending; I will continue to answer questions and communicate new information as it becomes available on an ongoing basis — through video conferencing or e-mails. Again, I encourage you to ask questions and share your issues through management channels or Scott Smith as the focal point for questions concerning the combination of our two companies and next time will try to answer some of your questions in my next communication.

I know that the uncertainties during the transition period create stress, stress that can affect you at a professional and personal level because of the many unanswered questions you have.  I know, as I have been through this myself before.  My advice is to ask your questions, but please do not expect your management to have all the answers on all for all of the questions immediately.  Your comments and concerns are very important to us, as they provide guidance as to what areas we need to address in what order.  The other advice I have is to focus on your job and customers.  This is an area that is in your complete control during this time when some things are not yet clear, and not in your direct control.  I have found this to be helpful in reducing stress.  And again, as soon as we can, we will answer your key questions regarding the integration of our two companies.

Finally, all of this information will be compiled and available on VeritasLIVE as we continue through the closure process.

Thanks.